UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2012

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Santarus, Inc. (“Santarus”) recently announced that the U.S. Court of Appeals for the Federal Circuit reversed in part a lower court decision of invalidity involving certain asserted patent claims covering Zegerid® Capsules and Zegerid Powder for Oral Suspension. The Federal Circuit found that certain claims of asserted U.S. Patent numbers 6,780,882 and 7,399,772, which Par Pharmaceutical, Inc. (“Par”) had been found to infringe, were not invalid due to obviousness.

On September 6, 2012, Par announced that it believes that the Federal Circuit erred in its reversal of the District Court, and that Par intends to petition the Federal Circuit for a rehearing by the original panel or en banc on this issue and potentially others. Par stated that it expects the Federal Circuit to grant or deny Par’s petition for rehearing during the fourth quarter of 2012 or first quarter of 2013. If the petition for a rehearing is denied or the decision on the rehearing affirms the validity of the claims of the patents-in-suit, the case will be remanded to the District Court for further proceedings pertaining to damages. Par stated that it believes a trial on damages would not likely proceed before the end of 2013.

Par also announced that it has ceased further distribution of its generic omeprazole/sodium bicarbonate 20 mg and 40 mg capsule product pending further developments. Santarus believes it has adequate product inventory to satisfy any increased demand.

As previously announced by Santarus, Santarus intends to aggressively pursue all remedies available to it. Although Par intends to seek a rehearing of the Federal Circuit decision, Santarus does not believe that Par has a meritorious basis upon which to further dispute infringement or validity.

Forward-Looking Statements

Santarus cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: Santarus’ ability to recover damages or other relief from Par in a timely manner or at all; the difficulty in predicting the timing and outcome of the further District Court proceedings and whether Par successfully raises any challenges concerning infringement or validity through rehearing or further appeal; the impact of the appellate decision on the additional pending patent litigation relating to Zegerid and Zegerid OTC®; Santarus’ ability to satisfy any increased product demand; delays relating to the development, testing, manufacturing and marketing of, and obtaining and maintaining regulatory approvals for, Santarus’ products; and other risks detailed in Santarus’ prior public periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: September 6, 2012	By:	/s/ Carey J. Fox
	Name:	Carey J. Fox
	Title:	SVP and General Counsel